UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WashingtonD.C.20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2011

PEGASUS TEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-162516	41-2039686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6315 Presidential Court #150 Fort Myers, FL	33919
(Address of principal executive offices)	(Zip Code)

(239) 689-1447
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Pegasus Tel, Inc. (the “Company”) on June 13, 2011 (the “Original 8-K”) to provide Amended Asset Purchase Agreement as described in Item 1.01.

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On June 6, 2011, Pegasus Tel, Inc. (the “Company”) and Encounter Technologies, Inc., a Colorado corporation (the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”).  A copy of the Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 13, 2011.  Pursuant to the Agreement, the Company acquired all of Seller’s right, title, and interest in and to certain assets of the Seller in consideration of 6,995,206 shares of Series B Convertible Preferred Stock with a face value of $0.0001 per share. The Agreement was amended as of July 14, 2011 to amend the closing date from June 8, 2011 to July 14, 2011 and to incorporate Schedule 1.1 which includes a list of the purchased assets and liabilities.  The Amended Asset Purchase Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

2.2	Amended Asset Purchase Agreement with Encounter Technologies, Inc., dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 1, 2011

By: /s/Anthony Dibiase

Name: Anthony Dibiase

Title: Chief Executive Officer